                                                                  March 18, 1997



Wyant Corporation
100 Readington Road
P.O. Box 8609
Somerville, NJ  08876

Ladies and Gentlemen:

                  We have acted as counsel for Wyant Corporation, a New York corporation (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-8 (the "Registration Statement"), with respect to the issuance of up to 550,000 shares of Common Stock, par value $0.01 per share, of the Company (the "Common Stock") pursuant to the Company's 1991 Stock Option Plan and 1997 Stock Incentive Plan (the "Plans").

                  We are members of the Bar of the State of New York and we express no opinion as to any matters governed by any laws other than the laws of the Business Corporation Law of the State of New York. We have examined originals (or copies certified or otherwise identified to our satisfaction) of the Registration Statement, the form of Common Stock Certificate, the Certificate of Incorporation of the Company, the By-Laws of the Company, the Plans, corporate documents, records and papers, certificates of public officials and certificates of officers of the Company. In rendering this opinion, we have assumed the validity of and relied upon the representations of the Company as to certain factual matters relevant hereto.

                  We assume that appropriate action will be taken, prior to the offer and sale of the Common Stock, to register and qualify the Common Stock for sale under all applicable state "Blue Sky" and securities laws.

                  On the basis of our examination, we are of the opinion that under the Business Corporation Law of the State of New York the Common Stock has been duly authorized for issuance and, when (i) the Registration Statement shall have become effective, (ii) the Company's Board of Directors shall have taken appropriate action in connection with the issuance and sale of the Common Stock

                                     - 2 -                        March 18, 1997



and (iii) the Common Stock has been issued and delivered in accordance with the terms of the Plans, the Common Stock will be validly issued, fully paid and non-assessable.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission.

                                Very truly yours,



                              /s/  Winthrop, Stimson, Putnam & Roberts


                                       13